EXHIBIT 23.2


                               CONSENT OF KPMG LLP


The Board of Directors
The 3DO Company:

         We consent to incorporation by reference in this Registration Statement (Amendment No. 2 to the Form S-3) of The 3DO Company of our report dated May 3, 2000, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended March 31, 2000, which report appears in The 3DO Company's annual report on Form 10-K for the year ended March 31, 2002. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


                                                 /s/ KPMG LLP

                                                 Mountain View, California
                                                 April 7, 2003